Exhibit 10.3

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of February 18, 2020, by and among PEGASYSTEMS INC. (the “Borrower”), the Guarantors (as such term is defined in the Credit Agreement defined in Exhibit A attached hereto and made a part hereof (the “Agreement”)) party hereto (the “Guarantors” and each, individually, a “Guarantor”; the Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each, individually, a “Loan Party”), the Lenders (as such term is defined in the Agreement) party hereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (the “Agent”), in its capacity as “Agent” (as such term is defined in the Agreement) for the Lenders.

BACKGROUND

A.    The Loan Parties have executed and delivered to the Agent and/or the Lenders one or more promissory notes, letter agreements, loan agreements, security agreements, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s Obligations.

B.    The Loan Parties, the Lenders and the Agent desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain of the Loan Documents are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document which is amended hereby in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents being amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Agreement. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.    The Borrower hereby certifies that (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, (i) true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date) as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty shall be ratified and confirmed as of such earlier date), and (iii) incorporated into this Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Lenders, as modified by this Amendment.

4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions specified in Exhibit A attached hereto and made a part hereof.

5.    To induce the Agent and the Lenders to enter into this Amendment, each Loan Party reaffirms all of its indemnification obligations contained in the Loan Documents, including, without limitation, pursuant to Section 11.3.2 of the Agreement.

6.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by electronic or facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic or facsimile transmission, as applicable.

7.    Notwithstanding any other provision herein or in the other Loan Documents, each Loan Party agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Each Loan Party, each Lender and the Agent acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8.    This Amendment will be binding upon and inure to the benefit of each Loan Party, the Agent, and the Lenders and their respective heirs, executors, administrators, successors and assigns.

9.    This Amendment has been delivered to and accepted by the Agent and the Lenders and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, including without limitation the Electronic Signatures and Records Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

10.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified, reaffirmed and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Agent’s or Lenders’ rights and remedies (all of which are hereby reserved). Each Loan Party, the Agent and the Lenders mutually expressly ratify and confirm the waiver of jury trial or arbitration provisions contained in the Loan Documents, all of which are incorporated herein by reference.

[signatures appear on following page]

2

WITNESS the due execution of this Amendment as of the date first written above, with the intent to be legally bound hereby.

WITNESS:		BORROWER:

PEGASYSTEMS INC.

By:	/s/ Matthew Cushing	By:	/s/ Kenneth Stillwell
	Name: Matthew Cushing		Name:	Kenneth Stillwell
	Title:		Title:	Chief Financial Officer, Chief Administrative Officer and Senior Vice President

GUARANTORS:

PEGASYSTEMS WORLDWIDE INC.

By:	/s/ Cheryl L. Kouninis	By:	/s/ Efstathios Kouninis
	Name: Cheryl L. Kouninis		Name:	Efstathios Kouninis,
	Title:		Title	Director

ANTENNA SOFTWARE, LLC

		By:	PEGASYSTEMS INC., its sole member

By:	/s/ Cheryl L. Kouninis	By:	/s/ Kenneth Stillwell
	Name: Cheryl L. Kouninis		Name:	Kenneth Stillwell
	Title:		Title:	Chief Financial Officer, Chief Administrative Officer and Senior Vice President

Signature Page – Borrower – Amendment to Loan Documents

PNC BANK, NATIONAL ASSOCIATION,
Individually and as Agent

By:	/s/ T.J. O’Malley
Name:	T.J. O’Malley
Title:	Vice President

Signature Page – PNC Bank – Amendment to Loan Documents

EXHIBIT A

TO AMENDMENT TO LOAN DOCUMENTS

DATED AS OF FEBRUARY 18, 2020

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Credit Agreement dated as of November 5, 2019 made by and among Pegasystems Inc., (the “Borrower”), each of the Guarantors, and the Agent (the “Agreement”).

2.	Revolving Credit Note in the principal amount of $100,000,000.00 dated as of November 5, 2019 executed by the Borrower in favor of the Agent (the “Note”).

3.	Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Security Agreement”).

4.	Security Agreement dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guarantor Security Agreement”).

5.	Continuing Agreement of Guaranty and Suretyship dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and Agent (the “Guaranty Agreement”).

6.	Pledge Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower Pledge Agreement”).

7.	Pledge Agreement (Bank Deposits) dated as of November 5, 2019, by and among Borrower and Agent (the “Deposit Account Pledge Agreement”).

8.	Deposit Account Control Agreement dated as of December 23, 2019, by and among Borrower, Agent and Bank of America, N.A. (the “Deposit Account Control Agreement”).

9.	Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Borrower and Agent (the “Borrower PTC Agreement”).

10.	Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Antenna Software, LLC and Agent (the “Guarantor PTC Agreement”).

11.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

1.

Net Leverage Ratio. Reference is made to Section 1.1 of the Agreement. The definition of “Net Leverage Ratio” contained in said Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Net Leverage Ratio shall mean, (1) prior to and including the measurement date of June 30, 2022, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date minus the lesser of (i) unrestricted domestic cash and Permitted Investments of the Loan Parties as of the date of calculation and (ii) the net proceeds received by the Borrower from the issuance of such Convertible Bond Indebtedness to (b) Consolidated EBITDA for the four fiscal quarters most recently ended

Exhibit A - 1

and (2) after the measurement date of June 30, 2022, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date minus the lesser of (i) unrestricted domestic cash and Permitted Investments of the Loan Parties as of the date of calculation and (ii) $25,000,000 to (b) Consolidated EBITDA for the four fiscal quarters most recently ended.”

2.

Permitted Investments. Reference is made to Section 1.1 of the Agreement. The definition of “Permitted Investments” contained in said Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Permitted Investments shall mean any of the following types of investments, to the extent owned by the Loan Parties free and clear of all Liens (other than Liens permitted pursuant to the Agreement): (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States (provided that the full faith and credit of the United States is pledged in support thereof), any state, commonwealth or territory of the United States or any agency or instrumentality thereof, having maturities of not more than thirty-six (36) months from the date of acquisition thereof; (ii) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that is a (a) Lender or (b) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System, and in either case has combined capital and surplus of at least $250,000,000 (any such bank being an “Approved Domestic Bank”), in each case, with maturities of not more than one (1) year from the date of acquisition thereof; (iii) commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by, a domestic corporation rated “A-1” (or the equivalent thereof) or better by S&P or “P-1” (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (iv) repurchase agreements entered into by any Person with a bank or trust company (including any Lender) having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States; (v) investments, classified in accordance with GAAP as current assets of the Borrower, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (i), (ii), (iii), and (iv) of this definition; and (vi) investments made under cash management agreements with any of the Lenders.”

3.	Indebtedness. Reference is made to Section 8.2.1 of the Agreement. A new clause (x), immediately following clause (ix), shall be added to said Section 8.2.1, that shall read as follows:

“(x) unsecured Indebtedness having a feature that entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into, or by reference to, equity interests of the Borrower (“Convertible Bond Indebtedness”) and that is incurred within 60 days from February 14, 2020, provided that at the time of incurring such Convertible Bond Indebtedness, no Event of Default exists or would result from the incurrence of such Convertible Bond Indebtedness. For purposes of this Agreement, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal amount thereof, valued at par.”

Exhibit A - 2

4.

Collateral. Agent and Lenders hereby confirm that Capped Call Transactions (defined hereafter) are excluded from the definition of Collateral pursuant to Section 1(b) of the Borrower Security Agreement. “Capped Call Transactions” shall mean one or more capped call options (or substantially equivalent derivative transaction) referencing the Borrower’s equity interests and purchased by the Borrower in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding); provided, that the aggregate purchase price for any such Capped Call Transactions shall not exceed the net proceeds received by the Borrower from the issuance of such Convertible Bond Indebtedness in connection with such Capped Call Transactions.

C.	Conditions to Effectiveness of Amendment: The Agent’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all applicable parties and delivery to the Agent of this Amendment (including the attached Consent).

2.	Reimbursement by the Borrower to the Agent of the fees and expenses of the Agent’s outside counsel in connection with this Amendment.

3.

All representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

4.	No default or Event of Default shall have occurred and be continuing under the Agreement or any of the other Loan Documents.

Exhibit A - 3

CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantors”) consent to the provisions of the foregoing Amendment, any and all documents executed in connection therewith, and all prior amendments (if any) and confirms and agrees that (a) the Guarantors’ obligations under the Guaranty shall be unimpaired by the Amendment; (b) as of the date hereof, the Guarantors have no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent and/or the Lenders, their respective officers, directors, employees, agents or attorneys with respect to the Guaranty; (c) except as expressly modified by the foregoing Amendment, all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment; and (d) the Guarantors are bound by the terms and provisions of paragraph 5 of the Amendment. The Guarantors certify that all representations and warranties made in the Guaranty are true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

By signing below, the Guarantors agree that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

The Guarantors hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantors, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantors’ existing and future Obligations to the Lenders, as modified by this Amendment.

The Guarantor ratifies and confirms the indemnification (if any) and waiver of jury trial provisions contained in the Guaranty.

[signatures appear on following page]

WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

WITNESS:		GUARANTORS:

PEGASYSTEMS WORLDWIDE INC.

By:	/s/ Cheryl L. Kouninis	By:	/s/ Efstathios Kouninis
	Name: Cheryl L. Kouninis		Name:	Efstathios Kouninis,
	Title:		Title	Director

ANTENNA SOFTWARE, LLC

By: PEGASYSTEMS INC., its sole member

By:	/s/ Matthew Cushing	By:	/s/ Kenneth Stillwell
	Name: Matthew Cushing		Name:	Kenneth Stillwell
			Title:	Chief Financial Officer, Chief Administrative Officer and Senior Vice President